CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Proxy Statement of our reports dated May 19, 2009 and May 29, 2008, relating to the financial statements and financial highlights which appear in the March 31, 2009 and March 31, 2008 Annual Reports of Old Mutual Funds II, respectively.  We also consent to the references to us under the heading "Information on the Funds' Independent Accountants" in such Proxy Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
February 5, 2010